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                                                                    EXHIBIT 99.1

SILICON VALLEY GROUP, INC. CONFIRMS LOWER END OF REVENUE GUIDANCE AND A DECLINE IN BACKLOG

     SAN JOSE, Calif.--(BUSINESS WIRE)--March 26, 2001--Silicon Valley Group, Inc. (Nasdaq:SVGI - news) today announced that, due to the decline in global semiconductor demand, the Company believes that revenue for the fiscal quarter ended March 31, 2001 will be at the lower end of the guidance issued as part of its December quarter end earnings release dated Jan. 24, 2001. The current weakness in demand will cause both the March fiscal quarter new orders received to be 10%-20% below those of the previous fiscal quarter and cancellations and push outs of scheduled orders to be significant. The Company believes these factors will result in a 30% to 40% decline in the Company's ending backlog for the fiscal March quarter.

     "As customers have been adjusting their business models to reflect delays in new fabs, expansions and retrofitting of existing fabs, significant reductions in new orders, cancellations and rescheduling continue to impact the semiconductor equipment industry. This current environment is global in nature and is impacting all of SVG's product lines," said Papken Der Torossian, chairman and CEO. "In response to the current industry environment, the Company is putting into place programs to control discretionary spending, consisting of a policy where all employees, except those required to support our customers and new products, are required in the June 2001 fiscal quarter to take five Fridays off, selective deferral of capital spending and a careful review of all new hires."

     The Company stated that it is committed to continued investment in new products and technologies. SVG believes that the recent introduction of its products: the new Track system, ProCell; Thermal's new product which transitions the division into the single wafer business, Xcelerate; and SVGL's new 193 and 157 nm Micrascan products will help our customers accelerate technology roadmaps, position the Company to capture market share and take advantage of the eventual recovery of the semiconductor industry.

     On Oct. 2, 2000, SVG announced that it had entered into an Agreement and Plan of Merger with ASM Lithography, Inc. ("ASML"). The Company's stockholders approved the merger with ASML on Feb. 7, 2001 and the Company expects to complete the transaction sometime in the first half of 2001. Completion of the transaction is subject to the approval of certain regulatory approvals related to Exon-Florio and other customary closing conditions. In connection with the proposed transaction, ASML has filed a registration statement on Form F-4 and SVG has filed a proxy statement-prospectus, each with the Securities and Exchange Commission. Investors and security holders are advised to read the registration statement and the proxy statement-prospectus because they contain important information. Investors and security holders may obtain a free copy of the proxy statement-prospectus and other documents filed by SVG with the Securities and Exchange Commission at the Securities and Exchange Commission's web site at http://www.sec.gov. Free copies of the registration statement and other documents filed by ASML with the SEC may be obtained from ASML by directing a request to ASML, Attention: Franki D'Hoore (+31 40) 268-3938. Free copies of the proxy statement-prospectus and other documents filed by SVG with the SEC may also be obtained from SVG by directing a request to SVG, Attention:
Manager of Investor Relations 408/467-5870.

     "Safe Harbor" Statement under the U.S. Private Securities Litigation Reform Act of 1995:

     This press release contains certain "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and are naturally subject to uncertainty and changes in circumstances. Actual results may vary materially from the expectations contained herein. The forward-looking statements contained herein include statements

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about the Company's expected financial results in the current quarter, the impact of SVG' new product introductions and the expected completion of the pending merger between ASML and SVG. Factors that could cause actual results to differ materially from those described herein include: orders and sales during the last days of the quarter; accounting entries and adjustments at the closing of the quarter; changes in accounting policies and in particular early adoption of Securities and Exchange Commission Staff Accounting Bulletin 101; the Company's ability to successfully develop new products; product demand; competition; currency fluctuations; the economic environment of the semiconductor industry; the general economic environment; and, with respect to the merger in particular, the inability to obtain regulatory approvals; actions of the U.S., foreign and local governments; the inability to successfully integrate the businesses of ASML and SVG; costs related to the merger; and labor integration issues. More detailed information about these factors and other factors affecting ASML and SVG is set forth in the reports filed by ASML and SVG with the Securities and Exchange Commission. Neither ASML nor SVG is under any obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.


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